EXHIBIT 6

                         AGREEMENT OF JOINT FILING


           AEW Partners, L.P., AEW/L.P., and AEW, Inc. agree that the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 Dated:  March 29, 1999.


                                 AEW Partners, L.P.

                                 By:  AEW/L.P., general partner

                                 By:  AEW, Inc., general partner

                                      By:     /s/ James J. Finnegan
                                           ------------------------------
                                           Name:  James J. Finnegan
                                           Title: Vice President


                                 AEW/L.P.

                                 By:  AEW, Inc., general partner

                                      By:     /s/ James J. Finnegan
                                           ------------------------------
                                      Name:  James J. Finnegan
                                      Title: Vice President


                                 AEW, Inc.

                                      By:     /s/ James J. Finnegan
                                           ------------------------------
                                      Name:  James J. Finnegan
                                      Title: Vice President